Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 (File Nos. 333-278523 and 333-278523-01) of our report dated January 8, 2025 relating to the consolidated financial statements of Neoen S.A. appearing in the Current Report on Form 6-K of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation filed on March 6, 2025. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ Deloitte & Associés

Paris-La-Défense

France

March 6, 2025